SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

ITEX Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 13, 2008, the bylaws of ITEX Corporation were amended to (1) require that a stockholder who intends to make a nomination for director or propose business to be brought before an annual meeting of shareholders must first give notice to the Company (the “advance notice bylaw”), (2) provide that special meetings of the shareholders may only be called by the Chairman of the Board, or the CEO, or at the request of a majority of the Board of Directors, (3) provide that shareholders may only take action at a duly called annual or special meeting of shareholders, and may not take action by written consent without a meeting, (4) modify the number of directors by reducing the range from 3 to 5, from a previous range of 3 to 9, and (5) remove a section that provided that directors may be removed by other directors for cause.

The advance notice bylaw set forth in Section 2.6 specifies the type of information to be included with each notice and provides that, with respect to annual meetings, the advance notice must be given not less than 90 or more than 150 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year’s meeting. To the extent a meeting is advanced by more than 30 days prior to or delayed by more than 30 days from the anniversary date, or in the case of a special meeting of stockholders, advance notice must be given no later than the later of the 60th day prior to the meeting or the 15th day following the date on which the public announcement of the meeting is first made.

The bylaw requires that a shareholder’s notice contain information about its director nominees or each matter of business proposed of the type required to be disclosed under applicable proxy statement rules had the nomination or proposal been made by the Company. The advance notice bylaw is designed to permit orderly meetings and election contests, to provide fair warning to the Company so that it may have sufficient time to respond to shareholder nominations and permit adequate time for the Board of Directors to review the qualifications of any nominee for the Board and the merits of any matter to be proposed for consideration by shareholders.

Section 2.2 of the bylaws relating to calling special meetings of shareholders was modified to provide that annual and special meetings may be called by the Chairman of the Board, or the CEO, or at the written request of a majority of the Board of Directors. The previous bylaw also permitted a special meeting to be called by a majority of the shareholders, and contained advance notice provisions inconsistent with revised Section 2.6. The ability of shareholders to take action by written consent without a meeting was removed in revised Section 2.11. Shareholders now may only take action at a duly called annual or special meeting of shareholders. Section 2.11 was revised to ensure orderly meetings and give all shareholders the opportunity to discuss a proposed action at a meeting.

Section 3.2 was modified to state that the number of directors of the Company shall be no fewer than three (3) nor more than five (5), and to clarify that the exact number within this range as well as increases or decreases to this number are determined by the Board of Directors. Previously, the range was no fewer than three (3) nor more than nine (9) directors. The reduced range was considered to be effective in view of ITEX’s current stage of development and complexity of operations.

Former Section 3.4 of the bylaws, which provided for the removal of a director by other directors for cause, was deleted to be consistent with Nevada law. In order to eliminate an inconsistent provision and remove ambiguity, Section 2.5 was amended to delete provisions related to fixing the record date for actions by shareholders taken by written consent without a meeting.

The Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.2 and are incorporated herein by reference. The description of the bylaw amendments is qualified in its entirety by reference to Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of ITEX Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)

Date: February 14, 2008	By:	/s/ Steven White
Steven White Chief Executive Officer

3